EXHIBIT 23.1

   Consent of Independent Accountants - KPMG Peat Marwick LLP





                 CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Advanced Logic Research, Inc.:

We consent to incorporation by reference in the registration statement on Form S-8 of Advanced Logic Research, Inc. of our report dated November 9, 1994, relating to the consolidated balance sheets of Advanced Logic Research, inc. and subsidiaries as of September 30, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended
September 30, 1994, and related schedule, which report appears in the September 30, 1994 annual report on Form 10-K of Advanced Logic research, Inc.

                              KPMG Peat Marwick LLP



Orange County, California
May 26, 1995


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                             EXHIBIT 23.2

              Consent of Brobeck, Phleger & Harrison is
                         contained in Exhibit 5



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                               EXHIBIT 24

                  Power of Attorney. Reference is made to page II-4 of this Registration Statement.